Exhibit 10.15

August 4, 2004

Surge Components, Inc.
95 East Jefryn Blvd.
Deer Park, NY 11729

Gentlemen:

Reference is made to the Financing Agreement entered into between us dated July 2, 2002, as amended and/or supplemented (the "Financing Agreement").

This will confirm that the Financing Agreement is hereby amended, effective August 1, 2004, as follows:

The amount 11,000,000" in Section 1.13 is deleted and the amount $1,400,000 is substituted in its place and stead.

Except as hereinabove specifically set forth, the Financing Agreement shall continue unmodified.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

By:	/s/ James J. Occhiogrosso
James J. Occhiogrosso
Senior Vice President

AGREED:

SURGE COMPONENTS INC.

/s/
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